Exhibit 3.4

Delaware The First State Page 1 2710797 8100 SR# 20208561263 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 204244106 Date: 12 - 07 - 20 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “OC BEVERAGES, INC.”, CHANGING ITS NAME FROM "OC BEVERAGES, INC." TO "REVIUM RECOVERY, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF DECEMBER, A.D. 2020, AT 1:16 O`CLOCK P.M.

Dbed 01:16RW12048020 FILED 01:16 PM l2/04/2020 SR 20208S612€3 - IT Nemb r 2710797 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF OC BEVERAGES, INC. (Pursuant to Section 242 of the General Corporation Law of the State of Delaware) The undersigned, being the Chief Executive Officer of OC Beverages, Inc . , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY : FIRST: That the Certificate of Incorporation is hereby amended by replacing PARAGRAPH FIRST in its entirety as follows: “FIRST: the name of the corporation (hereinafter called the “Corporation”) is REVIUM RECOVERY, INC.” SECOND: that the Article numbered “FOURTH” shall be amended by deleting the first sentence thereof and replacing with the following text: “Effective at 11 : 59 p . m . , Eastern Time, on December 1 , 2020 (the “Effective Time”), a one - for - fifty reverse stock split of the Corporation's common stock, par value $ 0 . 001 per share (the “Common Stock”), shall become effective, pursuant to which each five hundred shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereofupon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”) . The par value of the Common Stock following the Reverse Stock Split shall remain at $ 0 . 001 per share . No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, all fractional shares will be rounded up to the nearest whole share .. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified ; provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified . The total number of shares of all classes of stock which the Corporation shall have authority to issue is 260,000,000 shares, consisting of(i) 250,000,000 shares of Common Stock, $0.001 par value per share, and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”” SECOND : That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment . THIRD : That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware . IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 4th day of December, 2020. /S/ Yoram Drucker Chief Executive Officer